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                              CDI CORP.

                    MANAGEMENT STOCK PURCHASE PLAN
                    ------------------------------


                    Article 1.  General Description
                    -------------------------------
     The CDI Corp. Management Stock Purchase Plan ("the Plan") provides designated management personnel of the Company with the opportunity to purchase CDI Stock on a pre-tax basis and, in many cases, to receive an additional contribution of CDI Stock from the Company. Participants use a portion of their Annual Bonus Awards to purchase "units", each of which represents a share of CDI Stock. After a Vesting Period elapses, a number of shares of CDI Stock equal to the number of "units" which have vested will be delivered to the Participant.


                Article 2.  Purpose and Effective Date
                --------------------------------------
     2.1. Purpose. The purpose of the Plan is to provide financial incentives for selected management personnel thereby promoting the Company's long-term growth and financial success by (i) attracting and retaining management personnel of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a highly-skilled and motivated management team, (iii) providing an effective means for selected management personnel to acquire and maintain ownership of CDI Stock, (iv) motivating selected management personnel to achieve long-range performance goals and objectives and
(v) providing incentive compensation opportunities competitive with those of other major corporations.

     2.2. Effective Date and Termination of the Plan. The Plan is effective as of January 1, 1998 and may be terminated at any time by CDI Corp.'s Board of Directors.


                       Article 3.  Definitions
                       -----------------------
     The following words and phrases used in the Plan shall have the following meanings unless a different meaning is plainly required by the context:

     3.1 "Annual Bonus Awards" means an incentive payment made pursuant to the Annual Bonus Program set forth in an Eligible
Employee's employment agreement with the Company.

     3.2 "Cause" shall have the same meaning as is set forth in a Participant's employment agreement with the Company.

     3.3 "CDI Stock" means common stock, par value $.10 per share, of CDI Corp.

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     3.4   "Committee" means the CDI Corp. Compensation and Stock
Option Committee. The members of the Committee shall be "Outside Directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code and "Disinterested Persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     3.5 "Company", as the context requires, means CDI Corp., CDI Corp. and its subsidiaries or the individual subsidiary of CDI Corp. which employs an Eligible Employee.

     3.6 "Eligible Employee" means an employee of the Company who has been designated by the Committee as being eligible to participate in the Plan.

     3.7 "Fair Market Value" means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last date on which there was a sale.

     3.8 "Fiscal Year" means the fiscal year of the Company, which ends each December 31.

     3.9 "MSPP Account" means the account maintained for a Participant in which is recorded all information related to purchases of MSPP Units and the issuance of CDI Stock under the Plan.

     3.10 "MSPP Unit" means a bookkeeping entry which is entered in a Participant's MSPP Account which represents a right to one share of CDI Stock upon the satisfaction of the Vesting Period applicable to such MSPP Unit and upon the satisfaction of any other conditions which the Committee may impose.

     3.11  "Participant" means an Eligible Employee who has purchased
MSPP Units.

     3.12 "Personal Representative" means the person or persons who, upon the death, disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to any MSPP Unit or underlying shares of CDI Stock.

     3.13 "Vesting Period" means that period of time which must elapse following a Participant's purchase of an MSPP Unit, or the Company's matching contribution of an MSPP Unit, before CDI Stock is issued in exchange for the MSPP Units.


                      Article 4.  Participation
                      -------------------------
     An eligible employee participates in the Plan by using a portion of his or her Annual Bonus Award to purchase MSPP Units. Participation is either mandatory or voluntary.

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     4.1   Mandatory Participation.  Certain senior executives
designated by the Committee are required to participate in the Plan and will automatically have 25%, or such other percentage as the Committee may determine, of the pre-tax amount of their Annual Bonus Awards withheld and used to purchase MSPP Units.

     4.2 Voluntary Participation. Any Eligible Employee may participate on a voluntary basis by electing to have up to 25%, or such other maximum percentage as the Committee may determine, of the pre-tax amount of his or her Annual Bonus Award withheld and used to purchase MSPP Units. For those Participants subject to mandatory participation, this amount is in addition to the automatic, required withholding described in 4.1.

     4.3 Company Matching Contributions. Unless otherwise determined by the Committee, the Company will make a matching contribution to a Participant's MSPP Account of one MSPP Unit for every three MSPP Units purchased by a Participant through voluntary, but not mandatory, participation.

     4.4 Calculation of MSPP Units and Crediting of MSPP Accounts. The number of MSPP Units which will be credited to a Participant's MSPP Account will be calculated by dividing the amount of the Participant's Annual Bonus which is being used to purchase MSPP Units by the Fair Market Value of a share of CDI Stock on the date the Participant's MSPP Account is credited. Participants' MSPP Accounts will be so credited as promptly as is practicable following the public release of the Company's audited financial results for the Fiscal Year for which the applicable Annual Bonus Award is being calculated.

     4.5 Participation Elections. On or before June 30th of each year, or such other date as the Committee may determine, a Participant must notify the Company of (i) that percentage of the Participant's Annual Bonus Award, if any, which the Participant will earn for that year which the Participant elects to use to purchase MSPP Units, and
(ii) the number of years which the Participant elects to have in the Vesting Period for those MSPP Units. If the Participant fails to make such an election, the Participant will be deemed to have elected not to make any voluntary purchases of MSPP Units for that year and to have elected a three year vesting period for any MSPP Units purchased through mandatory participation for that year.


                        Article 5.  Vesting
                        -------------------
     5.1 All MSPP Units purchased or contributed to a Participant's MSPP Account for a particular year will be subject to a Vesting Period of from three to ten years, as chosen by the Participant. A Vesting Period chosen for a particular year's MSPP Units will be applicable to all MSPP Units acquired for that year - whether through mandatory or voluntary purchase or through matching Company contribution - and will run from the date the MSPP Units are credited to the Participant's MSPP Account.

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     5.2   When a Vesting Period elapses, a certificate for a number of shares of CDI Stock equal to the number of MSPP Units which were subject to the elapsed Vesting Period will be delivered to the Participant, and the MSPP Units will be canceled.

     5.3 MSPP Units may not be sold, pledged or transferred during the Vesting Period.

     5.4 If a participant's employment with CDI terminates before the Vesting Period applicable to any MSPP Units has elapsed, the following will apply:

           (i) if the termination occurs less than three years after the purchase of the MSPP Units and is by the Company for Cause or as a result of the Participant's resignation, the Participant will receive, in cash and not CDI Stock, the lesser of the amount paid for the MSPP Units or the then current market price of the underlying shares of CDI Stock. (Participant will forfeit any MSPP Units credited to his or her account as a result of matching Company contributions); or

           (ii) if the termination occurs more than three years after the purchase of the MSPP Units for any reason whatsoever, or if the termination occurs at any time after the purchase of the MSPP Units for reasons other than termination by the Company for Cause or the Participant's resignation, then the unvested MSPP Units will immediately vest and a number of shares of CDI Stock equal to the number of such MSPP Units will be delivered to the Participant or his or her Personal Representative.


             Article 6.  CDI Stock Ownership Requirements
             --------------------------------------------
     All Participants in the MSPP are required to adhere to the CDI Stock Ownership Requirements, a copy of which will be delivered to each Participant.


                      Article 7.  Administration
                      --------------------------
     7.1   General.  The Plan shall be administered by the Committee.

     7.2 Plan Interpretation. The Committee shall have the authority and responsibility to interpret and construe the Plan and decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, eligibility to make purchases or receive matching contributions, the amount of account balances and the timing of the exchange of CDI Stock for MSPP Units, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee determines it to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and any employee.

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     7.3   Responsibilities and Reports.  The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

     7.4 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have all necessary powers to administer and interpret the Plan including, without limitation:

           (i) The authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable;

           (ii) The authority to designate which employees of the Company are Eligible Employees;

           (iii) The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.


                    Article 8.  General Provisions
                    ------------------------------
     8.1 Limits as to Transferability. Unless otherwise provided by the Committee, MSPP Units are not transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution.

     8.2 Shares Available Under the Plan. The CDI Stock to be offered under the Plan will be authorized but unissued CDI Stock or CDI Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 8.3, no more than 250,000 shares of CDI Stock shall be issuable under the Plan.

     8.3 Adjustments Upon changes in Stock. In case of any reorgan-ization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding MSPP Units.

     8.4 Amendment, Suspension, and Termination of Plan. The Board of Directors of CDI Corp. or a designated committee, may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem

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advisable.  No such amendment, suspension, or termination shall alter or impair any outstanding MSPP Units without the consent of the Participant adversely affected thereby.

     8.5 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, the determination of Eligible Employees, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

     8.6 No Right to Employment or Continued Service. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan, nor any provision of the Plan or any Agreement, shall be construed as giving to any person the right to be retained in the employ of the Company.

     8.7 Funding; Unsecured Status. The Company will not be required to segregate or hold separately from its general assets any amounts credited to a Participant's MSPP Account, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan. The right of a Participant to receive any amounts or shares of CDI Stock under the Plan shall be an unsecured claim against the general assets of the Company.